UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CFS Bancorp, Inc.

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[CFS Bancorp, Inc. letterhead omitted]
Letter from Thomas F. Prisby, Chairman of the Board & CEO of CFS Bancorp, Inc.
April 26, 2010
Dear Fellow Shareholders of CFS Bancorp, Inc.:
A group of activist dissident shareholders under the name “PL Capital Group” (“PL”) has spent much time and resources attacking your Company, its management, your Board of Directors and me. But what about PL?
1.	PL’s investment track record is poor
The stock prices of the other 14 bank holding companies that PL reported owning at least 5% of during the last four years (excluding the Company) fell more than $16.2 million as detailed on Exhibit A to this letter. Recently PL publicly stated that it was encouraged by Royal Financial’s direction. Since then, Royal Financial stock is down 89%. However, CFS Bancorp, Inc. is up 71% since December 31, 2009.
2.	PL flip-flops on positions
PL has continuously attacked your Company for decreasing its dividend. Yet PL’s co-founder, Richard Lashley, has himself defended this policy. In an April 2009 interview, Lashley stated, “we are clearly in a period where capital has to be rebuilt. So investors in banks who are looking for dividends, they really have to put that aside for a couple of years.”1 PL is using empty rhetorical attacks while your Board is focused on future CFS growth.
3.	PL has misled you
PL has repeatedly tried to focus on stock price decline. However, PL’s co-founder, Lashley has stated that decline is entirely normal. “Everyone in the regional banks, smaller banks, big banks is feeling [the] pain.”1 “[A]t some point we will get back to more normalized earnings power. The stocks are trading at such deep discounts.”1 As noted above, since December 31, 2009, CFS’ stock price is up 71%!
Lashley said, “[w]e all need to just relax, take some time. Let the industry recover.” PL should do just that!
VOTE NOW FOR YOUR BOARD’S DIRECTOR NOMINEES.
CFS BANCORP, INC. 2010 ANNUAL MEETING
Please Vote THE BLUE CARD TODAY!

[1]	Exclusive Conversations with John Maudlin and friends, April 2009, Transcript. http://www.plcapitalllc.com/ pdfs/conversation3lashleywhalen.pdf. Permission not obtained.

Your Vote Is Important!
Your vote is important to the Company, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the BLUE proxy card TODAY and discard all white proxy cards. If your shares are held in “street-name” (i.e. in an account at a bank or broker), please follow the voting instructions contained in the materials that your bank or broker forwards to you. IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE, PLEASE CONTACT LAUREL HILL, THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL FREE AT (888) 742-1305. Thank you for your continued confidence and support.
IMPORTANT INFORMATION
The Company mailed to shareholders and filed with the Securities and Exchange Commission (SEC) on March 17, 2010 its definitive proxy statement and BLUE proxy card in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company’s 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company’s definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC’s internet website at www.sec.gov, as well as from the Company by contacting Monica F. Sullivan, Vice President/Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321.
INFORMATION REGARDING PARTICIPANTS
The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of Shareholders. Information regarding the participants and their interests is included in the Company’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders.
If you have any questions or need assistance with voting your shares, please call:
LAUREL HILL ADVISORY GROUP, LLC
100 Wall Street 22nd Fl.
New York, NY 10005
1(888)-742-1305
Banks and Brokers please call 1(917) 338-3181

EXHIBIT A
PL Capital Investment Performance
The following figures were derived from SEC Forms SC 13D and SC 13D/A filings made by the Financial Edge Fund and related funds managed by PL Capital Group and individuals associated with PL Capital Group between 4/15/07 and 4/15/10 and cover all reported holdings of 5% or over between those filing dates. Stock Prices, Dividends, and ISS Scores from Bloomberg Finance, L.P.1
While the stock price PL Capital’s holding in Royal Financial, Inc. has fallen 86%, the stock price has fallen by 89% since PL Capital publicly announced that they were “encouraged” by announcements from the Board of Directors and by changes to the executive team which were “consistent with PL Capital Group’s recommendations to Royal.”2 Do we really want PL Capital to encourage our Board’s actions?
The losses from stock price changes on the 14 stocks, excluding CFS, are $16,220,873! PL Capital should be thanking CFS Bancorp, Inc. for the $2,498,308 million gain.
Financial Edge Fund/PL Capital 5% Holdings

			Cost Basis	Current Share			Share Price	ISS	Recent Dividend
Holding Company	Shares Held	Cost	Per Share	Price	Price Change	Current Value	Gain(Loss)	Score	History
CFS Bancorp, Inc.	1,069,009	3,434,692	3.213	5.55	72.7%	5,933,000	2,498,308	80.0	0.12 cut to 0.01

North Central Bancshares, Inc.	71,406	751,325	10.522	17.88	69.9%	1,276,739	525,414	54.8	0.35 cut to 0.01
Fidelity Bancorp, Inc.	173,438	1,074,360	6.194	7.95	28.3%	1,378,832	304,472	32.7	0.14 cut to 0.02
HF Financial Corp.	492,029	4,858,217	9.874	10.90	10.4%	5,363,116	504,899	76.7	0.1125
Alliance Bancorp, Inc. of Pennsylvania	547,465	5,064,790	9.251	8.30	-10.3%	4,543,960	(520,830)		0.06 cut to 0.03
Lake Shore Bancorp, Inc.	245,081	2,495,063	10.181	8.40	-17.5%	2,058,680	(436,383)	87.1	0.05 up to 0.06
BCSB Bancorp, Inc.	311,724	4,168,824	13.373	10.25	-23.4%	3,195,171	(973,653)	71.8	0.237 cut to zero
Bancorp Rhode Island, Inc.	170,404	6,211,567	36.452	27.90	-23.5%	4,754,272	(1,457,295)	87.5	0.1700
MSB Financial Corp.	422,973	4,981,484	11.777	8.00	-32.1%	3,383,784	(1,597,700)	55.1	0.0300
Polonia Bancorp	232,336	2,342,879	10.084	6.49	-35.6%	1,507,861	(835,018)		none
State Bancorp, Inc.	580,854	9,236,761	15.902	9.41	-40.8%	5,465,836	(3,770,925)	97.1	0.10 cut to 0.05
Indiana Community Bancorp	317,877	6,326,376	19.902	10.45	-47.5%	3,321,815	(3,004,561)	98.0	.12 cut to 0.01
Millennium Bankshares Corporation	15,924	323,137	20.292	8.00	-60.6%	127,392	(195,745)	61.9	1.00 cut to zero
Magyar Bancorp, Inc.	368,861	3,535,290	9.584	3.75	-60.9%	1,383,229	(2,152,061)	75.6	none
Royal Financial, Inc.	250,800	3,025,306	12.063	1.65	-86.3%	413,820	(2,611,486)		none
Totals Excluding CFS Bancorp, Inc.	Cost Basis	54,395,379				38,174,506	(16,220,873)

[1]	Permission not obtained.

[2]	Amendment No. 5 to SEC Form Schedule 13D/A, Royal Financial Inc., October 8, 2007